SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 17, 2012

                            INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                             Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Shareholders

(a)       The Company held its annual meeting of shareholders on May 17, 2012.

(b)       The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter are as follows:

(i)           Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes

Edward C. Callaway	40,653,295	18,271,307	2,539,192
Dianne Dillon-Ridgley	40,211,217	18,713,385	2,539,192
Carl I. Gable	40,492,332	18,432,270	2,539,192
Daniel T. Hendrix	42,141,281	16,783,321	2,539,192
June M. Henton	39,765,835	19,158,767	2,539,192
Christopher G. Kennedy	39,785,889	19,138,713	2,539,192
K. David Kohler	40,515,215	18,409,387	2,539,192
James B. Miller, Jr.	40,248,640	18,675,962	2,539,192
Harold M. Paisner	40,499,702	18,424,900	2,539,192

(ii)           Approval of executive compensation:

For:	54,759,615
Against:	3,392,463
Abstain:	772,524
Non-Votes:	2,539,192

(iii)           Ratification of the appointment of BDO USA, LLP to serve as independent auditors for 2012:

For:	60,905,718
Against:	545,017
Abstain:	13,059
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: May 18, 2012